Exhibit 2

CAMECO CORPORATION
Corporate Office
2121 – 11th Street West
Saskatoon, Saskatchewan
Canada S7M 1J3

Tel 306.956.6200
Fax 306.956.6201
www.cameco.com

April 30, 2020

Canadian Securities Administrators

Cameco Corporation

Annual Meeting April 30, 2020

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on April 30, 2020. Each matter voted on is described in greater detail in the Corporation’s 2020 Management Proxy Circular issued in connection with this meeting, which is available at cameco.com.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1:    Election of Directors

On a vote by ballot, the following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	Jim Gowans
Daniel Camus	Kathryn Jackson
Donald Deranger	Don Kayne
Catherine Gignac	Anne McLellan
Tim Gitzel

Canadian Securities Administrators

April 30, 2020

The outcome of the ballot vote, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	207,154,447	99.00%	2,095,150	1.00%
Daniel Camus	206,622,221	98.74%	2,627,376	1.26%
Donald Deranger	208,344,882	99.57%	904,715	0.43%
Catherine Gignac	208,642,197	99.71%	607,400	0.29%
Tim Gitzel	208,414,292	99.60%	835,305	0.40%
Jim Gowans	201,354,963	96.23%	7,894,634	3.77%
Kathryn Jackson	207,165,099	99.00%	2,084,498	1.00%
Don Kayne	197,183,701	94.23%	12,065,896	5.77%
Anne McLellan	205,748,142	98.33%	3,501,455	1.67%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	59,190,962	99.34%	391,465	0.66%
Daniel Camus	58,678,163	98.48%	904,264	1.52%
Donald Deranger	59,272,325	99.48%	310,102	0.52%
Catherine Gignac	59,324,230	99.57%	258,197	0.43%
Tim Gitzel	59,285,619	99.50%	296,808	0.50%
Jim Gowans	56,890,226	95.48%	2,692,201	4.52%
Kathryn Jackson	59,193,286	99.35%	389,141	0.65%
Don Kayne	56,185,281	94.30%	3,397,146	5.70%
Anne McLellan	58,452,018	98.10%	1,130,409	1.90%

Item 2:    Appointment of Auditors

On a vote by ballot, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

The outcome of the ballot vote, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Canadian Securities Administrators

April 30, 2020

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
242,977,943	99.36%	1,567,157	0.64%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
58,773,000	98.64%	809,427	1.36%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
193,553,475	92.50%	15,698,814	7.50%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
55,706,938	93.49%	3,878,181	6.51%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn
Senior Vice-President, Chief Legal Officer and Corporate Secretary